EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended September 30, 2019 Financial Results; Declares Monthly Distribution of $0.1175 Per Share for November 2019

NEW YORK, Nov. 04, 2019 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company” “Solar Senior” or “SUNS”), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended September 30, 2019.

At September 30, 2019, net asset value (NAV) was $16.31 per share.

The Company’s Board of Directors declared a monthly distribution for November of $0.1175 per share payable on December 3, 2019 to stockholders of record on November 21, 2019. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:
At September 30, 2019:

      Comprehensive Investment portfolio* fair value: $647.7 million
      Number of portfolio companies*: 231
      Net assets: $261.6 million
      Net asset value per share: $16.31

Comprehensive Portfolio Activity** for the Quarter Ended September 30, 2019

      Investments made during the quarter: $36.1 million
      Investments prepaid or sold during the quarter: $42.0 million

Operating Results for the Quarter Ended September 30, 2019

      Net investment income: $5.7 million
      Net investment income per share: $0.35
      Net realized and unrealized loss: $0.5 million
      Net increase in net assets from operations: $5.2 million
      Earnings per share: $0.32

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio and North Mill Holdco LLC’s (“North Mill”) full portfolio, and excludes the Company’s fair value of its equity interest in Gemino and North Mill.
** Comprehensive Portfolio Activity includes gross originations/repayments through Gemino and North Mill.

“The Company continued its solid operating performance during the third quarter of 2019 with strong fundamentals of our portfolio companies and at 9/30/2019, 100% of the portfolio is performing,” said Michael Gross, Co-CEO of Solar Senior Capital Ltd. “While it is early in the integration of North Mill Capital’s acquisition of Summit Financial Resources last quarter, we are encouraged by the broader geographic coverage and expanded pipeline of attractive investment opportunities across the platform.”

“We continue to actively seek acquisitions to further build our asset-based lending capabilities,” said Bruce Spohler, Co-CEO of Solar Senior Capital Ltd. “SUNS has ample capital to expand our specialty finance platform while continuing to be highly selective in cash flow lending.”

Conference Call and Webcast
The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Tuesday, November 5, 2019. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 4416938 when prompted. A telephone replay will be available until November 19, 2019 and can be accessed by dialing (855) 859-2056 and using the passcode 4416938. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the quarter ended September 30, 2019, Solar Senior Capital had total originations of $36.1 million and repayments of $42.0 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in net portfolio reduction of $5.9 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended September 30, 2019 was as follows:

Total Portfolio Activity – Q3 2019 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans North Mill	Asset-based Healthcare Loans Gemino	Life Science	Total Portfolio Activity
Originations	$16.8	$12.3	$1.7	$5.3	$36.1
Repayments / Amortization	$27.7(1)	$9.4	$4.9	$0.0	$42.0
Net Portfolio Activity	$(10.9)	$2.9	$(3.2)	$5.3	$(5.9)
  Includes realization of an equity position related to a debt investment.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at September 30, 2019 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset-level Yield
	($mm)%
First Lien Senior Secured Loans

Cash Flow 1st Lien Senior Secured Loans	$334.6	51.7%	7.4%[5]

Traditional Asset-Based 1st Lien Senior Secured Loans(1) (North Mill)	$162.1	25.0%	14.2%[6]

Healthcare Asset-Based 1st Lien Senior Secured Loans(2) (Gemino)	$115.9	17.9%	10.7%[6]

Life Science 1st Lien Senior Secured Loans	$25.1	3.9%	10.0%[7]

Total First Lien Senior Secured Loans	$637.7	98.5%

Cash Flow 2nd Lien Senior Secured Loans	$7.8	1.2%	8.9%[5]

Total Senior Secured Loans	$645.5	99.7%	10.1%

Equity and Equity-like Securities(3)	$2.2	0.3%

Total Comprehensive Investment Portfolio	$647.7	100%

Floating Rate Investments(4)	$625.1	96.9%
  Includes North Mill’s full portfolio, all of which are 1st lien senior secured loans.
  Includes Gemino’s full portfolio, all of which are 1st lien senior secured loans.
  Excludes the Company’s equity investments in North Mill and Gemino, which distribute quarterly dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.
  Represents the yield to maturity based on fair market value at September 30, 2019.
  Represents total interest and fee income for the three month period ending on September 30, 2019 against the average portfolio over the same fiscal period, annualized. Including certain one-time fees, the weighted average yield would have been 15.1% for the period.
  Represents the weighted average of each individual loan’s yield to maturity based on fair value at September 30, 2019 (excluding exit fees or warrants).

The Comprehensive Investment Portfolio is diversified across approximately 231 unique borrowers with average issuer exposure of $2.8 million, or 0.4% of the comprehensive portfolio at September 30, 2019.

The Comprehensive Investment Portfolio is invested 98.5% in first lien senior secured cash flow and asset-based loans, 1.2% in second lien senior secured cash flow loans, and 0.3% in equity.

Solar Senior Capital Ltd. Portfolio

Asset Quality

At September 30, 2019, 100% of Solar Senior’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2019, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of SUNS Portfolio
1	$73.7	15.7%
2	$377.3	80.4%
3	$18.2	3.9%
4	$0.0	0.0%

Solar Senior Capital Ltd.’s Results of Operations for the Quarter Ended September 30, 2019 compared to the Quarter Ended September 30, 2018:

Investment Income

For the quarters ended September 30, 2019 and 2018, gross investment income totaled $10.4 million and $11.0 million, respectively. The decrease in gross investment income year over year was primarily due to yield compression.

Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit(1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending (North Mill)	Asset-based Healthcare Lending (Gemino)	Life Science	Total
September 30, 2019	$7.5	$1.4	$0.9	$0.6	$10.4
% Contribution	72.0%	13.5%	8.7%	5.8%	100.0%
  Investment Income Contribution by Business Unit includes interest income/fees from cash flow and life science loans on balance sheet and distributions from North Mill and Gemino.

Expenses

Net expenses totaled $4.7 million and $5.3 million, respectively, for the quarters ended September 30, 2019 and 2018. For the fiscal quarters ended September 30, 2019 and September 30, 2018, $0.6 million and $0.0 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $5.7 million and $5.8 million, or $0.35 and $0.36 per average share, respectively, for the quarters ended September 30, 2019 and 2018.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the quarters ended September 30, 2019 and 2018 totaled approximately $0.5 million and $0.4 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended September 30, 2019 and 2018, the Company had a net increase in net assets resulting from operations of $5.2 million and $5.4 million, respectively. For the quarters ended September 30, 2019 and 2018, earnings per average share were $0.32 and $0.34, respectively.

Liquidity and Capital Resources

As of September 30, 2019, the Company had over $75 million of unused borrowing capacity under the Company’s revolving credit facilities, subject to borrowing base limits. The Company’s credit facilities have a weighted average maturity of 2023. When including the North Mill and Gemino non-recourse credit facilities, the Company had approximately $155 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits at September 30, 2019.

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2019 (unaudited)	December 31, 2018
Assets
Investments at fair value:
Companies less than 5% owned (cost: $372,974 and $355,354, respectively)	$369,763	$348,211
Companies 5% to 25% owned (cost: $0 and $3,524, respectively)	—	2,350
Companies more than 25% owned (cost: $98,439 and $98,439, respectively)	99,400	99,550
Cash	12,646	4,875
Cash equivalents (cost: $179,743 and $0, respectively)	179,743	—
Interest receivable	2,770	2,141
Dividends receivable	1,893	1,893
Receivable for investments sold	815	87
Prepaid expenses and other assets	244	188
Total assets	$667,274	$459,295

Liabilities
Payable for investments and cash equivalents purchased	$179,743	$22,805
Credit facility ($167,000 and $119,200 face amounts, respectively, reported net of unamortized debt issuance costs of $1,381 and $1,662, respectively)	165,619	117,538
FLLP 2015-1, LLC revolving credit facility (the “FLLP Facility”) ($55,152 and $51,371 face amounts, respectively, reported net of unamortized debt issuance costs of $668 and $0, respectively)	54,484	51,371
Distributions payable	1,885	1,885
Management fee payable	1,156	1,189
Performance-based incentive fee payable	—	106
Interest payable	1,286	1,260
Administrative services payable	673	923
Other liabilities and accrued expenses	789	826
Total liabilities	$405,635	$197,903

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,044,727 and 16,040,485 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	288,861	288,789
Accumulated distributable net loss	(27,382)	(27,557)
Total net assets	$261,639	$261,392
Net Asset Value Per Share	$16.31	$16.30

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF Operations (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2019	September 30, 2018
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$7,829	$7,734
Companies 5% to 25% owned	281	117
Dividends:
Companies more than 25% owned	2,265	3,138
Other income:
Companies less than 5% owned	21	11
Companies 5% to 25% owned	—	—
Companies more than 25% owned	—	13
Total investment income	10,396	11,013
EXPENSES:
Management fees	$1,223	$1,222
Performance-based incentive fees	535	1,344
Interest and other credit facility expenses	2,764	2,034
Administrative services expense	405	390
Other general and administrative expenses	416	261
Total expenses	5,343	5,251
Management fees waived	(67)	—
Performance-based incentive fees waived	(535)	—
Net expenses	4,741	5,251
Net investment income	$5,655	$5,762

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(6,973)	$(4)
Companies 5% to 25% owned	1,979	—
Net realized loss on investments and cash equivalents	(4,994)	(4)
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	7,603	(282)
Companies 5% to 25% owned	(1,046)	14
Companies more than 25% owned	(2,050)	(84)
Net change in unrealized gain (loss) on investments and cash equivalents	4,507	(352)
Net realized and unrealized loss on investments and cash equivalents	(487)	(356)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,168	$5,406
EARNINGS PER SHARE	$0.32	$0.34

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770